Exhibit 99.1
 First Quarter 2014Earnings Conference Call  May 2, 2014  HickoryTech Corporationdoing business as

 Certain statements and projections of future results made in this presentation constitute forward-looking information that is based on current market, competitive and regulatory expectations that involve risk and uncertainty. Except to the extent required by law, we undertake no obligation to update publicly any forward-looking statement after this presentation, whether as a result of new information, future events, changes in assumptions or otherwise. Please see our latest Forms 10-K and 10-Q for a discussion of risk factors as they relate to forward-looking statements. Today’s presentation includes certain non-GAAP financial measures. You are directed to our website at http://investor.hickorytech.comfor a reconciliation of these measures.   *  Safe Harbor Statement

 First Quarter 2014 compared to First Quarter 2013Revenue totaled $44.2 M, -9%Fiber and Data Segment revenue +6%Equipment Segment revenue -29%Telecom Segment revenue -2%Operating income totaled $4.5 M, +16%Net income totaled $2.1 M, +27% EBITDA totaled $12.1 M, +11%EPS was $0.15 per share, +25%  *  1Q 2014 Financial Results

 1Q14 compared to 1Q13Total revenue -9%, primarily due to lower Equipment salesFiber and Data revenue +6%1Q14 compared to 4Q13Total revenue -4%, primarily due to lower Equipment salesFiber and Data revenue +3%  ($ in millions)  *  Consolidated Revenue
1Q14 compared to 1Q13
• Total revenue -9%, primarily

  due to lower Equipment sales

• Fiber and Data revenue +6%

1Q14 compared to 4Q13
• Total revenue -4%, primarily

  due to lower Equipment sales

• Fiber and Data revenue +3%
($ in millions)
4
Consolidated Revenue

 Fiber and Data revenue +6%   ($ in millions) before intersegment eliminations  Equipment  Fiber and Data  Telecom  Equipment Segment revenue -29%Equipment support services +19%  Telecom revenue -2%Broadband +5%Network Access -6%Local Service -8%  1Q14 revenue compared to 1Q13  *  Revenue by Segment

 *  Strategic Revenue Growth  80% of 1Q14 revenue is from Business & Broadband Services   Business & Broadband  Telecom  Broadband revenue is included in Telecom Segment; based on 1Q14 revenue  1Q14 Revenue$ 44.2 M

 Operating income up 16% from 1Q13  ($ in millions)  *  EPS increased 25% from 1Q13  Operating Income  Diluted EPS  Earnings and Income

 Debt Management  $1.6 M reduction from 1Q132.8 debt to EBITDA leverage ratio  ($ in millions)  *

 *  Leveraging a regional fiber network which includes 4,200 fiber route miles   Fiber Network Service Area

 Guidance as provided in 4Q13 earnings release on March 3, 2014.1 Capital Expenditures estimated to be approximately 60% success based and 40% maintenance and network expansion related.     2014 Guidance Range  Revenue  $189 M to $199 M  Net Income  $6.4 M to $8.4 M  EBITDA  $47.0 M to $49.5 M  Capital Expenditures1  $24 M to $28 M  Debt Balance  $133 M to $135 M  *  2014 Fiscal Outlook

 • Communicates the “new” Enventis as a leading,

        regional communications provider
 • Simplifies public, investor, customer and employee

        communications
 • Realizes full value of brand and marketing investments

The Company will seek shareholder approval to change the

corporate name to Enventis Corporation at the annual

shareholder meeting May 6, 2014
Corporation and services to be aligned under one brand
Unified Brand Strategy
11

 Communicates the “new” Enventis as a leading, regional communications providerSimplifies public, investor, customer and employee communicationsRealizes full value of brand and marketing investments The Company will seek shareholder approval to change the corporate name to Enventis Corporation at the annual shareholder meeting May 6, 2014  Corporation and services to be aligned under one brand  Unified Brand Strategy  *

 Key Strategic Initiatives  *  Growth through organic and strategic initiatives

 Investment Strengths  *  Growing EBITDA, strong balance sheet  65+ years dividend return  116-years of financial stabilityAdaptable and Progressive   Diversified Revenue, Shareholder value

 Reconciliation of Non-GAAP Measures  Appendix  *  Supplemental Financial Information

Reconciliation of Non-GAAP Measures
Appendix
15
Supplemental Financial Information

 Reconciliation of Non-GAAP Measures  Appendix  *  Supplemental Financial Information

 Reconciliation of Non-GAAP Measures  Appendix  *  Supplemental Financial Information